Exhibit 10.9
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                          MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into this 24th day of June, 1999, by and between UNITED INTERNATIONAL HOLDINGS, INC., a Delaware corporation doing business as UnitedGlobalCom ("United"), and AUSTAR UNITED COMMUNICATIONS LIMITED, a New South Wales corporation (the "Company"). This Agreement amends and replaces in its entirety the Management Services Agreement dated the 16th day of June, 1999.

                                    Recitals
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     A.  United   indirectly   owns  interests  in   multi-channel   television,
programming and telecommunications operating companies throughout the world. The Company is acquiring from certain subsidiaries of United ownership interests in certain operating companies that are engaged in such activities in Australia and New Zealand and desires to engage the Company to provide certain services to the Company and its subsidiaries and affiliates. The Company will benefit from the services United performs for, and expenses United incurs on behalf of, the Company.

     B. United has incurred, directly and through its subsidiaries and affiliates, overhead and other expenses on behalf of the operating companies that are being acquired by the Company and will continue to incur such overhead and other expenses on behalf of the Company and such operating companies under this Agreement. These include expenses incurred in relation to services to be provided to the Company and its subsidiaries and controlled affiliates, including legal, accounting, financial reporting, investor relations, human resources, information technology, equipment procurement and testing services, corporate finance activities and administration of expatriate employee relationships and benefits (the "General Services").

     C. United provides and will continue to provide, under this Agreement, to the Company and its subsidiaries and affiliates certain technical, marketing and management assistance with respect to their respective businesses as required by the Company from time to time and agreed to by United (the "Business Services" and, together with the General Services, the "Services").

     D. The parties have agreed on an equitable allocation and reimbursement of such expenses and the payment for services to be performed by United and its subsidiaries and affiliates.

                                    Agreement
                                    ---------

     1.   PERFORMANCE OF SERVICES.

          1.1 SERVICES. United will perform the Services for the Company in a manner consistent with the Services previously performed for the subsidiaries being acquired by the Company from other subsidiaries of United. United shall provide to the Company such other services as are requested from time to time by the Company's Board of Directors and agreed to by United.

          1.2  BUSINESS SERVICES.

               1.2.1 APPOINTMENT. The Company hereby engages United as its a technical advisor and business consultant to provide services with respect to the design, construction, operation, maintenance, administration, marketing and programming of the satellite direct to home ("DTH"), multi-point distribution

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systems  ("MMDS") and cable  television  systems  ("Cable") and the provision of internet and other telecommunication services ("Telecom"), and United hereby accepts such engagement pursuant to the terms of this Agreement.

               1.2.2  GENERAL DUTIES OF UNITED.

                      1.2.2.1 From time to time United may, through its officers, employees, agents and other personnel, provide technical assistance and consulting services to the Company in accordance with the terms of this Agreement. The extent, amount and timing of services provided by United under this Agreement may be determined by United in its discretion based on United's assessment of the Company's requirements after consultation with the Company.

                      1.2.2.2 United shall devote its best efforts to carrying out the advisory and consultancy functions, and performing the duties specified in this Agreement in a professional, expert and diligent manner in accordance with the standards United customarily applies in the operation or management of companies engaged in the DTH, MMDS, Cable and Telcom businesses otherwise owned or managed by United.

                      1.2.2.3 United shall provide such personnel (whether employed by United or any of its affiliates) as are reasonably required to fulfill its obligations under this Agreement. To the extent appropriate, such personnel shall provide the services specified in this Agreement on-site at the offices of the Company. Any key executives seconded by United to the Company pursuant to the Secondment Agreement (as hereinafter defined) shall, subject to the oversight and supervision of the Company's Board of Directors, be responsible for the general management and administration of the business of the Company and shall further assume and discharge the following specific operational and functional tasks: (i) negotiate programming agreements; (ii) determine product pricing; (iii) interact with subscribers; (iv) manage and develop technology used in the Company's business; (v) manage any joint ventures to which the Company or its subsidiaries is party; and (vi) provide advice and services in relation to the financing, management, administration and operation of investments made by the Company.

                      1.2.2.4 United shall at all times perform its duties under this Agreement for the benefit of the Company and act in accordance with the provisions of any business plan adopted by the Company.

               1.2.3 SPECIFIC DUTIES OF UNITED. United shall provide, through advice, consultation and other means, technical assistance to the Company with respect to the matters described below:

                      1.2.3.1 DESIGN AND CONSTRUCTION OF THE DTH, MMS AND CABLE SYSTEMS.

          (a) United shall assist in the management of all aspects of the design and construction of the DTH, MMDS, Cable and Telcom operations and shall advise on the implementation of any design and construction plan. The issues to be considered by United in developing and implementing the design and construction of should include, without limitation, the following matters: (i) the type of equipment to be used in the construction; (ii) recommendations as to manufacturers of equipment and the equipment to be provided by them; (iii) appropriate costs and expenditures; (iv) terms of contracts for the purchase and installation of equipment; (v) mapping of the franchise areas using in-house computerized design techniques; (vi) the use of electronics/fibretronics for both above-ground and underground installations; (vii) advice in selecting contractors; (viii) recommendations on methods to be used by contractors to build the networks; (ix) the acceptability of prices and bids for construction;

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(x) policies for supervision of construction work and scheduling of construction work; (xi) techniques and methods for conduit and cable placement; and (xii) advice on the location and installation of head-end and other transmission or reception equipment and the selection and purchase of that equipment.

          (b) United shall investigate and assist the Company with the conclusion of, financial and credit arrangements with manufacturers, suppliers, contractors and the like. United shall make available, if appropriate and practicable, use of United's purchasing services and contracts, including bulk purchasing and discount rights available to United or its affiliates where it has the right to do so.

          (c) United shall assist the Company with the filling of the television channels of the network through the selection of programming offered by international sources.

                      1.2.3.2 MARKETING FOR THE COMPANY. United shall assist in the management of the marketing, selling and advertising functions of the Company, including assistance and advice in relation to (i) the development of sales procedures and reporting functions, (ii) incentive programs, (iii) training of sales personnel, (iv) brochures and advertising programs, (v) advice on selection and packaging of basic and pay channels, (vi) customer complaint handling, (vii) billing and rates and (viii) promotional offers and other sales techniques.

                      1.2.3.3 SUBSCRIBER MANAGEMENT AND INFORMATION SYSTEMS. United shall assist in the management of the design, planning, acquisition, implementation, operation and monitoring of all phases of the information technology associated with the networks including, but not limited to, the following: (i) an addressable control system which directly controls the converters and head-end equipment attached to the networks; (ii) computer aided design and drafting which assists network designers to engineer the networks;
(iii) a project management system which tracks materials, time and money associated with the construction phase of the project; (iv) a purchasing and material acquisition system which functions to control material acquisitions, handling and issuance; (v) an accounting system including a nominal ledger, payables, receivables, payroll, budgeting, fixes assets and management reporting; (vi) office systems, including word processing, planning, graphics, and electronic mail systems; (vii) a subscriber management and billing system which controls all daily real-time operations of the cable system including marketing, new installation, changes of service, pay-per-view event authorization, disconnections, automatic addressable control system interaction, sales material, service calls, technician work force management, converter inventory, billing, plant statistics reporting, homes passed management, subscriber accounts receivable, point-of-sale cashier stations, subscriber demographic information and the like; and (viii) miscellaneous related systems such as vehicle management, advertising sales and tracking systems, automated telephone response units, status monitoring systems, and other systems which directly connect and interact with the various systems mentioned above.

                      1.2.3.4 PERSONNEL AND TRAINING.

          (a) United shall provide advice on the establishment of standards and methods for the selection, training, monitoring and work safety of the personnel involved in the operation or administration of the networks.

          (b) United shall: (i) provide training for officers, employees and agents of the Company; (ii) subject to the direct supervision of the Company or its representatives, assign personnel to undertake advisory, training and operational duties in the Company; and (iii) assist the Company in the identification and evaluation of candidates with the relevant experience for senior management positions.

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          (c) The  Company  shall at all  times  and at the cost of the  Company maintain relevant personal damages and third party liability insurance for all employees and personnel of United providing on-site services.

          (d) Each person selected by the Board of Directors of the Company or any of its significant subsidiaries to serve as an executive officer of the Company or such subsidiary (or otherwise designated or permitted to serve as such) first shall be nominated to serve as such by United in accordance with this Section 1.2.3.4. The Company shall notify United whenever it has determined that a person should be considered for election or designation as an executive officer of the Company or any such subsidiary, including persons to be reappointed as such. Upon receipt of such a notification, United shall consult with the Company, including its Board of Directors if appropriate, as to the requirements of such position, possible candidates and the like. United shall either nominate for election or designation by the Board of Directors of the Company or such subsidiaries candidates for such positions or, as to any such position, shall indicate that it does not intend to propose a candidate. If a candidate nominated by United is not approved by the applicable Board of Directors, the Company shall promptly notify United and United may nominate for election or designation by the Board of Directors of the Company or such subsidiary a different person to serve in such position. If United indicates that it does not intend to propose a candidate, the Board of Directors of the Company or such subsidiary may appoint a person to serve that has not been nominated by United.

          (e) For purposes of this Section 1.2.3.4, an "executive officer" of an entity shall include its chief executive officer, president, chief operating officer, chief financial officer, any vice president in charge of a principal business unit, division or function (such as engineering, sales, administration or finance) and other officer or other person who performs a policy making function for the entity.

          1.3 INDEPENDENT CONTRACTOR/OTHER ASSISTANCE.

          (a) In the performance of its duties and responsibilities under this Agreement, United is and will act solely as an independent contractor and nothing contained in this Agreement or in the relationship between the Company and United constitutes, or may be construed to be or to create, a partnership or joint venture between the Company and United.

          (b) The Company shall make available to United's personnel who are performing services under this Agreement access to all records, equipment and areas within the control of the Company as may be reasonably requested by the personnel. United undertakes not to use any facilities or assistance provided by the Company under this Agreement other than for the sole purpose of performing its obligations pursuant to this Agreement.

     2.   FEES AND EXPENSES.

          2.1 FEE. For its Services under this Agreement, United shall receive a fixed amount monthly, which amount shall be adjusted on or before January 1 of each year for the subsequent year by the board of directors of United in its reasonable discretion to allocate otherwise unallocated corporate overhead expenses among United's operating companies, including the Company, taking into account the relative size of the operating companies and their estimated use of United resources. United shall provide background information supporting any adjustment in the monthly fee upon request of the Board of Directors of the Company. The fixed amount payable by the Company for calendar year 1999 shall be US$200,000 per month, and may not be increased by more than 15% in any one year.


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          2.2 EXPENSES.  During the period of this Agreement,  the Company shall reimburse United for all direct and other expenses reasonably incurred by United and its employees and other personnel in the provision of Services under this Agreement. Such expenses will be reimbursed at cost upon receipt of the related invoice and shall include (i) travel, meal, lodging and entertainment expenses,
(ii) salary and reasonable administrative expenses and (iii) fees and expenses of advisors, consultant and independent contractors (such as accountants, market consultants and legal advisors) engaged by United with the consent of the Company. United may second employees to the Company and its subsidiaries upon consultation with the Company. If so, the relationship between the Company and United with respect to such employees and the reimbursement of related costs shall be governed by the Master Seconded Employee Services Agreement between United and the Company of even date herewith (the "Secondment Agreement").

     3. LIABILITY AND INDEMNIFICATION. Neither United nor any of its directors, officers, employees, agents or legal representatives shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its directors or officers (or their affiliates) for any loss, claim or damage asserted against or incurred by the Company or any of its directors or officers (or any affiliate thereof) arising out of or in connection with the provision by United of the Services, except to the extent such loss, claim or damage is caused by gross negligence or willful misconduct of United. The Company, to the maximum extent permitted by law, shall indemnify and keep United fully indemnified from and against any loss, claim or damage incurred by United as a result of any action or claim brought against it by any third party in respect of the provision by United of the services stipulated under this Agreement, except to the extent caused by the gross negligence or willful misconduct of United.

     4. TERM. This Agreement shall be effective upon the date hereof and shall continue until December 31, 2010. This Agreement may be terminated by either the Company or United (i) upon 30 days prior written notice to the other at any time after the aggregate direct or indirect ownership by United of the Company's ordinary shares is below 10 percent or (ii) upon a material breach by the other party of any of its respective obligations under this Agreement and such breach remaining uncured for a period of (A) 30 days, in the case of payment obligations under this Agreement, or (B) 90 days, in the case of all other obligations under this Agreement. The obligation of either party for matters accruing prior to any termination of this Agreement shall not be affected by any such termination.

     5.   MISCELLANEOUS.

          5.1 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will he cumulative and not alternative.

          5.2 AMENDMENT. This Agreement shall not be amended or modified, nor rights hereunder waived, except by a writing, signed by both parties.

          5.3 NO THIRD-PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any person.

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          5.4 INVALID PROVISIONS.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge that the persons named below have the requisite authority to execute this Agreement and bind their respective principals.

          5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          5.7 NOTICES. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by facsimile or by overnight delivery service, addressed as follows:

              (i)      If to United, to it at:

                       United International Holdings, Inc.
                       4643 South Ulster Street, Suite 1300
                       Denver, Colorado 80237, U.S.A.
                       Facsimile:       (303) 770-4207
                       Attention:       President
                       Copy to:Legal Department

              (ii)     If to Austar United  Communications  Limited, to it at:

                       Austar United Communications Limited
                       4643 South Ulster Street, Suite 1300
                       Denver, Colorado 80237, U.S.A.
                       Facsimile:       (303) 770-4207
                       Attention:       President
                       Copy to:Legal Department

Either party hereto may change its address for notices, demands and other communications hereunder by giving notice of such change to the other party in accordance with this Section 6.7.


          5.8 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by either party without the prior written consent of the other, except that United may assign this Agreement to any affiliate of United without such prior written consent. This Agreement shall bind the parties hereto and their assigns and successors in interest.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the date set forth above.

                                      UNITED INTERNATIONAL HOLDINGS, INC., a
                                      Delaware corporation


                                      By:      /S/Michael T. Fries
                                         ---------------------------------------
                                      Name:    Michael T. Fries
                                      Title:   President



                                      AUSTAR UNITED COMMUNICATIONS LIMITED, a
                                      New South Wales corporation


                                      By:      /S/Michael T. Fries
                                         ---------------------------------------
                                      Name:    Michael T. Fries
                                      Title:   President








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